UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Regatta Office Park, Windward 3 - 4th FL, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2006, the Company entered into a 19-month employment agreement ("Employment Agreement") with David W. Sasnett, pursuant to which Mr. Sasnett will serve as the Company’s Executive Vice President and Chief Financial Officer effective June 3, 2006. Under the terms the Employment Agreement, Mr. Sasnett is entitled to an annual base salary of $155,000, and a performance bonus equal to 25% of Mr. Sasnett’s then current salary if benchmarks to be agreed upon by the Company’s Chief Executive Officer and Mr. Sasnett are met. Subject to approval of the shareholders, the Company will issue Mr. Sasnett a number of the Company’s ordinary shares having an aggregate value of $40,000. Such shares will vest quarterly in increments of 12.5% over a two-year period beginning on May 22, 2006.

If Mr. Sasnett remains employed by the Company and the shareholders have approved the issuance of ordinary shares to Mr. Sasnett, the Company will issue Mr. Sasnett an additional number the Company’s ordinary shares having an aggregate value of $40,000 on each anniversary of the Employment Agreement, which shares will vest quarterly in increments of 12.5% over a two-year period beginning on the date of each such grant. The number of ordinary shares equivalent in value to $40,000 shall be determined using the average of the closing bid and asked prices of the ordinary shares on the principal market on which such ordinary shares are traded for the five business days prior to the date that such ordinary shares are issued to Mr. Sasnett. If the shareholders do not approve the issuance of ordinary shares to Mr. Sasnett, the Company will pay Mr. Sasnett $40,000 each year until such time as the shareholders approve or vote against the issuance of ordinary shares to Mr. Sasnett. Additionally, the Company will provide Mr. Sasnett with a monthly automobile allowance of $700.

The Company may terminate the Employment Agreement if Mr. Sasnett (i) dies; (ii) is adjudicated bankrupt; (iii) is convicted of any felony; or (iv) knowingly commits any act or omission that could be expected to result in material harm to the Company. If Mr. Sasnett is unable to perform his duties due to physical or serious illness for 60 consecutive days, then Mr. Sasnett’s salary will be reduced to $1,000 per year and his bonus entitlements will be suspended, but the Company will continue providing medical insurance for Mr. Sasnett. If such illness continues for a period of one year, the Employment Agreement will terminate. Mr. Sasnett may terminate the Employment Agreement upon giving six month’s notice or, in the event of a "Change of Control," as defined in the Employment Agreement, upon giving 90 day’s notice.

If the Company terminates the Employment Agreement because Mr. Sasnett knowingly commits any act or omission that could be expected to result in material harm to the Company or Mr. Sasnett terminates the Employment Agreement, all unvested ordinary shares will be forfeited. If the Employment Agreement is otherwise terminated or upon a "Change of Control," all unvested shares will vest immediately. If Mr. Sasnett terminates the Employment Agreement upon giving 90 day’s notice after a "Change of Control," the Company will pay Mr. Sasnett an amount equal to twice his then current salary.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 22, 2006, Consolidated Water Co. Ltd. (the "Company") announced that David Sasnett, age 49, will assume the position of Chief Financial Officer of the Company effective June 3, 2006. Mr. Sasnett is a member of the Company’s board of directors and is currently the Chairman of the Audit Committee thereof, but will resign from the Audit Committee upon assumption of the position of Chief Financial Officer. The Company’s current Chief Financial Officer, Joseph Pivinski, will resign his position as an officer of the Company, but will continue as an advisor to the Company until December 31, 2006.

Mr. Sasnett currently serves as a member of the Company’s board of directors, a position he has held since December 2004. He is currently President of Secure Enterprises, LLC, a marketer and distributor of consumer products, and has served in this capacity since co-founding the company in 2003. From October 2005 until May 19, 2006, Mr. Sasnett served as Chief Financial Officer of VoIP, Inc., a publicly-traded provider of communication services utilizing Voice over Internet Protocol ("VoIP") technology. During 2004, he was Vice President of Finance and Controller of MasTec, Inc., a publicly-traded specialty contractor and infrastructure provider. During 2002, he was employed in an executive and consulting capacity by Platinum Products, Inc., a privately-held consumer products importer and distributor. Mr. Sasnett was employed by Catalina Lighting, Inc., a publicly-traded manufacturer and distributor of residential lighting and other consumer products, from 1994 to 2002, where he served as Chief Financial Officer from 1996 to 2002. Mr. Sasnett is a Certified Public Accountant, and was employed for over 12 years by Deloitte & Touche, LLP.

The Company also announced that Leonard J. Sokolow, age 49, has been appointed to the Company’s board of directors, and he will serve on the Audit and Compensation Committees. Mr. Sokolow will be a Group III director and will serve as director from June 1, 2006 until a successor is duly elected and qualified at the annual shareholders’ meeting in 2009.

Mr. Sokolow is a director, the Chief Executive Officer and the President of vFinance, Inc. ("vFinance"), a publicly-traded holding company engaged in the financial services business with a strategic focus on servicing the needs of high-net-worth and institutional investors and high-growth companies. Mr. Sokolow has held the positions of director, Chief Executive Officer and President since November 8, 1997, November 8, 1999, and January 5, 2001, respectively. From November 8, 1999 through January 4, 2001, Mr. Sokolow was Vice Chairman of the board of directors of vFinance. Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a merchant, banking and strategic consulting firm specializing domestically and internationally in technology industries. Union Atlantic LC is a wholly-owned subsidiary of vFinance. Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business-consulting firm. Genesis Partners, Inc. has been inactive since December 31, 2002. From August 1994 through December 1998, Mr. Sokolow was the Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a public closed-end management investment company. Mr. Sokolow received a B.A. degree with majors in Economics and Accounting from the University of Florida in 1977, a J.D. degree from the University of Florida School of Law in 1980 and an LL.M. (Taxation) degree from the New York University Graduate School of Law in 1982. Mr. Sokolow is a member of the Florida Bar and is a Certified Public Accountant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

10.1 Engagement Agreement dated May 22, 2006 between the Company and David W. Sasnett.
99.1 Press release issued by the Company on May 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

May 26, 2006	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Engagement Agreement dated May 22, 2006 between the Company and David W. Sasnett.
99.1	Press release issued by the Company on May 22, 2006.